Exhibit 5.2

May 8, 2008

Public Service Company of New Mexico
Alvarado Square
Albuquerque, New Mexico, 87158

Ladies and Gentlemen:

We are acting as counsel for Public Service Company of New Mexico, a New Mexico corporation (the “Company”), in connection with i) the registration statement on Form S-3 (File No. 333-106079) (the “First Registration Statement”) and the registration statement on Form S-3 (File No. 333-150024) (the “Second Registration Statement” and together with the First Registration Statement, the “Registration Statements”) relating to certain securities to be issued from time to time by the Company on terms to be determined by the Company at the time of the offering, and (ii) the issuance by the Company of up to $350,000,000 aggregate principal amount of the Company’s 7.95 % Senior Unsecured Notes Due 2018 (the “Notes”) as described in the Company’s Prospectus, dated April 29, 2008, which is a part of the Registration Statements, and Prospectus Supplement, dated May 8, 2008 (the “Prospectus Supplement”). The Notes are being issued under an indenture dated as of August 1, 1998, between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A), as trustee (the “Trustee”), as heretofore supplemented and amended and to be further supplemented and amended by the Third Supplemental Indenture pertaining to the Notes (collectively, the “Indenture”), and the Unanimous Written Consent In Lieu of Meeting of the Board of Directors of the Company (the “Board”) dated May 8, 2008 and the Unanimous Written Consent In Lieu of Meeting of the Pricing Committee of the Board of Directors of the Company’s parent company, PNM Resources, Inc. dated May Board dated May 8, 2008, and are being offered to the public in accordance with an Underwriting Agreement, dated May 8, 2008, by and among the Company and the Underwriters named on Schedule I thereto. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statements or the Indenture.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture and such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation and the Bylaws of the Company and (ii) the resolutions of the Board with respect to the Debt Securities and of the Pricing Committee of the Board with respect to the Notes.  In our capacity as counsel for the Company, we have either participated in the preparation of or have reviewed and are familiar with the Registration Statement and exhibits thereto.

In making such examination and rendering the opinions set forth below, we have assumed without verification (i) that all documents submitted to us as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to us are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to us as copies conform to authentic original documents, and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established by action of the Board, a duly authorized committee of the Board or duly authorized officers of the Company.

To the extent that the obligations of the Company with respect to the Notes may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture, namely, the Trustee named therein, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Indenture with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Notes have been duly issued and sold in the manner contemplated by the Registration Statements and the Prospectus Supplement, and assuming due authentication thereof by the Trustee or the Authenticating Agent in accordance with the provisions of the Indenture, as amended and supplemented, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting or relating to the rights of creditors generally, rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity (regardless of whether arising prior to, or after, the date hereof or whether considered in a proceeding in equity or at law), and by an implied covenant of reasonableness, good faith and fair dealing or the effect of federal or state securities laws and principles of public policy or the rights of indemnity and contribution.

We are members of the bar of the State of New York and for purposes of this opinion do not purport to be experts on any laws other than the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, New York), municipal law or the laws of any local agencies within any state (including, without limitation, New York). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Insofar as this opinion relates to matters which are governed by the laws of the State of New Mexico, we have relied upon the opinion of Charles L. Moore, Associate General Counsel of PNM Resources, Inc., addressed to you of even date herewith, which is being filed as Exhibit 5.1 to the Company’s Current Report on Form 8-K.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in Registration Statements and any amendment thereto, including any and all post-effective amendments, and to the use of my name under the caption “Legal Matters” in the Prospectus Supplement comprising a part thereof.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is rendered solely for your benefit in connection with the offer and sale of the Notes and may not be relied upon, quoted or used by any other person or entity of for any other purpose without my prior written consent. This opinion is expressed as of the date hereof and we do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to our attention, or any change in law that may occur hereafter.

Very truly yours,

/s/ TROUTMAN SANDERS LLP